                                                                     Exhibit 8.2

                                    [LOGO]

                              FENWICK & WEST LLP
                        A LIMITED LIABILITY PARTNERSHIP
                        -------------------------------
                  TWO PALO ALTO SQUARE . PALO ALTO, CA 94306

              TEL 650-494-0600 . FAX 650-494-1417.www.fenwick.com

                               DECEMBER 3, 1999

     RE: Tax Opinion for the Merger Transaction Involving CMGI, Inc., Artichoke
         ----------------------------------------------------------------------
         Corp. and AdForce, Inc.
         -----------------------

Ladies and Gentlemen:

     We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed merger (the transaction collectively referred to as the "Merger") involving CMGI, Inc., a Delaware corporation ("CMGI"), Artichoke Corp., a Delaware corporation and a wholly-owned subsidiary of CMGI ("Newco"), and AdForce Inc., a Delaware corporation ("AdForce"). The Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement filed on December 3, 1999, and related Exhibits thereto, as thereafter amended at any time to and including the date hereof (the "S-4 Registration Statement"). This opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

    The Merger is structured as a statutory merger of Newco with and into AdForce, with AdForce surviving the merger and becoming a wholly-owned subsidiary of CMGI, all pursuant to the applicable corporate laws of the State of Delaware and in accordance with the Agreement and Plan of Merger by and among CMGI, Newco, and AdForce, dated as of September 20, 1999, and exhibits thereto (collectively, the "Agreement"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as legal counsel to AdForce in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

     1. The S-4 Registration Statement (including exhibits thereto);

December 3, 1999
Page 2

     2. The Agreement;

     3. An Officers' Tax Representation Letter of CMGI and Newco dated December 3, 1999, signed by an authorized officer of each of CMGI and Newco and delivered to us from CMGI and Newco and incorporated herein by reference; a copy of this Representation Letter is attached hereto as Exhibit A; and

     4. An Officer's Tax Representation Letter of AdForce dated December 3, 1999, signed by an authorized officer of AdForce and delivered to us from AdForce and incorporated herein by reference; a copy of this Representation Letter is attached hereto as Exhibit B.

     In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

     (1) Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

     (2) Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Date and thereafter where relevant;

     (3) The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the State of Delaware;

     (4) At all relevant times prior to and including the Effective Date, (i) no outstanding indebtedness of CMGI, Newco, or AdForce has or will represent equity for tax purposes; (ii) no outstanding equity of CMGI, Newco, or AdForce has represented or will represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire AdForce capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and

     (5) The Merger will be reported by CMGI, Newco and AdForce on their respective federal income tax return in a manner consistent with the opinion set forth below.

     Our opinion is conditioned on the delivery of an opinion of counsel, substantially identical in substance to this opinion, to CMGI from Hale and Dorr LLP, and that such opinion will not be withdrawn prior to the Effective Date.

December 3, 1999
Page 3

     Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any of the provisions thereof);

     (a) The Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code; and

     (b) CMGI, Newco, and AdForce each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

     Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "Service") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

     Our opinion concerning certain of the U.S. federal tax consequences of the Merger is limited to the specific U.S. federal tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the U.S. federal income tax attributes of CMGI, Newco, or AdForce;
(ii) any transaction in which AdForce Common Stock is acquired or CMGI Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of AdForce Common Stock; (iv) the effects of the Merger and CMGI's assumption of outstanding options to acquire AdForce stock on the holders of such options under any AdForce employee stock option or stock purchase plan, respectively; (v) the effects of the Merger on any AdForce stock acquired by the holder subject to the provision of Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of
(S)280G of the Code; (vii) the application of the collapsible corporation provisions of (S)341 of the Code to CMGI, Newco or AdForce as a result of the Merger; and (viii) investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax exempt organizations, and non-United States persons).

December 3, 1999
Page 4

     No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

     This Exhibit Opinion is being delivered solely for the purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the filing of this opinion as an exhibit to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement wherever it appears. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder.

                                 Very truly yours,

                             /s/ Fenwick & West LLP
                                 -----------------------
                                 Fenwick & West LLP
                                 A Limited Liability Partnership Including
                                 Professional Corporations

                                                                       Exhibit A

                                   CMGI, Inc.
                             100 Brickstone Square
                               Andover, MA 01810



                                    December 3, 1999


Hale and Dorr LLP
60 State Street
Boston, Massachusetts  02109

Fenwick & West, LLP
Two Palo Alto Square
Palo Alto, CA 94306

     Re: Merger Pursuant to Agreement and Plan of Merger by and Among CMGI, Inc., Artichoke Corp. and Adforce, Inc.
          ---------------------------------------------

Ladies and Gentlemen:

     This letter is furnished to you in connection with your rendering of opinions regarding certain federal income tax consequences of the merger pursuant to the Agreement and Plan of Merger dated as of September 20, 1999 (the "Merger Agreement"), by and among CMGI, Inc., a Delaware corporation ("Buyer"), Artichoke Corp., a Delaware corporation and wholly owned subsidiary of Buyer ("Transitory Subsidiary"), and AdForce, Inc., a Delaware corporation ("Company"). Pursuant to the Merger Agreement, Transitory Subsidiary will merge with and into Company (the "Merger"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement and the exhibits thereto. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended.

     After consulting with their legal counsel, financial auditors and accountants regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and, to the best of their knowledge and belief, will continue to be true as of the Effective Time, and thereafter as relevant:

     1. Pursuant to the Merger, Transitory Subsidiary will merge with and into Company, and Company will acquire substantially all of the assets and liabilities of

Hale and Dorr LLP
Fenwick & West, LLP
December 3, 1999
Page 2


Transitory Subsidiary. It is further contemplated by the parties to the Merger that, as part of one overall plan with the Merger, Company will thereafter merge with and into a limited liability company ("LLC") that is wholly owned by Buyer and is disregarded as an entity separate from Buyer for federal income tax purposes pursuant to Treasury Regulation Section 301.7701- 3(b)(1)(ii) (the "Liquidation"). Specifically, the assets transferred to Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Transitory Subsidiary immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger will continue to be held by Company immediately after the Merger, and will continue to be held by LLC after consummation of the Liquidation. For purposes of this representation, the following assets will be treated as assets held by Company or Transitory Subsidiary, as the case may be, immediately prior but not subsequent to the
Merger: (i) assets disposed of by Company or Transitory Subsidiary (other than assets transferred from Transitory Subsidiary to Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the closing date for consummation of the Liquidation and beginning with the commencement of negotiations (whether formal or informal) with Buyer regarding the Merger (the "Pre-Merger Period")); (ii) assets used by Company or Transitory Subsidiary to pay shareholders receiving cash in lieu of fractional shares of Buyer stock, or to pay other expenses or liabilities incurred in connection with the Merger; and (iii) assets used to make distribution, redemption, or other payments in respect of Company stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

     2. The Merger will be undertaken by Buyer and Transitory Subsidiary for valid business purposes and not for the purpose of tax avoidance.

     3. Prior to the Merger, Buyer will be in "Control" of Transitory Subsidiary. As used in this letter, "Control" shall consist of direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each

Hale and Dorr LLP
Fenwick & West, LLP
December 3, 1999
Page 3


other class of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

     4. Except pursuant to the Liquidation, and other than transfers described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(k), Buyer has no plan or intention to: (i) cause Company or LLC to sell, transfer or otherwise dispose of any of its assets or any of the assets acquired from Transitory Subsidiary except for dispositions made in the ordinary course of business or for the payment of expenses incurred by Company in the Merger; (ii) liquidate Company or LLC; (iii) merge Company or LLC with or into any other corporation including Buyer and its affiliates; (iv) sell, distribute or otherwise dispose of the stock of Company or LLC; or (v) to cause Company or LLC to sell, distribute, or otherwise dispose of the stock of Company.

     5. Buyer has no plan or intention to cause Company to issue additional shares of its stock, or to take any other action, except the Liquidation, that would result in Buyer losing Control of Company.

     6. Neither Buyer, nor any person related to Buyer within the meaning of Treasury Regulation Section 1.368-1(e)(3), (e)(4) or (e)(5), has any plan or intention, directly or indirectly, to purchase, redeem, or otherwise reacquire any of the Buyer stock issued pursuant to the Merger.

     7. In the Merger, Transitory Subsidiary will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities. At the Effective Time, Transitory Subsidiary's liabilities will not exceed the tax basis of its assets.

     8. Following the Merger and the Liquidation, Buyer will continue Company's historic business or use a significant portion of Company's historic business assets in a business. For this purpose, Buyer shall be treated as conducting the business and holding the assets of related entities, as described in Treasury Regulation Section 1.368-1(d)(4).

Hale and Dorr LLP
Fenwick & West, LLP
December 3, 1999
Page 4


     9. During the past five (5) years, and at present, none of the outstanding shares of Company stock, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Buyer, Transitory Subsidiary, LLC, or their affiliates.

     10. Neither Buyer, LLC, nor Transitory Subsidiary is an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv).

     11. No Company shareholder is acting as agent for Buyer in connection with the Merger, Liquidation, or approval thereof. Buyer will not reimburse any Company shareholder for Company stock such shareholder may have purchased or for other obligations such shareholder may have incurred.

     12. Neither Buyer nor Transitory Subsidiary is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

     13. Neither Buyer nor any person related to Buyer within the meaning of Treasury Regulation Section 1.368-1(e)(3), (e)(4), or (e)(5), acquired any stock of Company, directly or indirectly, pursuant to Sales (as defined below) during the Pre-Merger Period or has any plan or intention to acquire, directly or indirectly, pursuant to Sales (as defined below) any Buyer stock received in the Merger by any Company shareholder. As used herein, "Sales" means any sales, exchanges, transfers, pledges, dispositions, or any other transactions that result in a direct or indirect transfer of the risk of ownership.

     14. Except with respect to payments of cash to Company shareholders in lieu of fractional shares of Buyer stock, one hundred percent (100%) of the Company stock outstanding immediately prior to the Merger will be exchanged solely for voting stock of Buyer. Thus, except as set forth in the preceding sentence, Buyer and Transitory Subsidiary intend that no consideration be paid or received (directly or indirectly, actually or constructively) for Company stock other than Buyer stock. Any payments to stockholders or to affiliates of Company by Buyer or Transitory Subsidiary will represent fair consideration for the property and/or services acquired thereby and will not constitute the direct or indirect purchase of assets held, or previously held, by Company.

Hale and Dorr LLP
Fenwick & West, LLP
December 3, 1999
Page 5


     15. The total fair market value of all consideration other than Buyer stock received by Company shareholders in the Merger (including, without limitation, cash paid to Company shareholders in lieu of fractional shares of Buyer stock) will be less than twenty percent (20%) of the aggregate fair market value of the Company stock outstanding immediately prior to the Merger.

     16. The fair market value of the Buyer stock received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefor, and the aggregate consideration received by Company shareholders in exchange for their Company stock will be approximately equal to the fair market value of all of the outstanding shares of Company stock immediately prior to the Merger.

     17. Under Section 2.2(e) of the Merger Agreement, in lieu of any fractional shares of Buyer stock that would otherwise be issued, each Company shareholder shall receive cash. The payment of cash in lieu of fractional shares of Buyer stock will be made solely for the purpose of avoiding the expense and inconvenience to Buyer of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company shareholders in lieu of issuing fractional shares of Buyer stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Company shareholders in exchange for their shares of Company stock. The fractional-share interests of each holder of Company stock will be aggregated, and no holder of Company stock will receive cash in an amount equal to or greater than the value of one full share of Buyer stock.

     18. No shares of Transitory Subsidiary or LLC have been or will be used as consideration or issued to Company shareholders pursuant to the Merger.

     19. Except as otherwise set forth in the Merger Agreement, and in accordance with the guidelines set forth in Revenue Ruling 73-54, 1973-1 C.B. 187, Buyer, Transitory Subsidiary, Company, and the Company shareholders will each pay separately its or their own expenses, if any, relating to the Merger.

     20. To the best of Buyer's knowledge and belief, at the Effective Time and on the closing date for consummation of the Liquidation, the fair market value of the

Hale and Dorr LLP
Fenwick & West, LLP
December 3, 1999
Page 6


assets of Company will equal or exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

     21. There is no intercorporate indebtedness existing between Buyer and Company, between LLC and Company, or between Transitory Subsidiary and Company that was issued, acquired, or will be settled at a discount, and, other than in the Liquidation, Buyer will assume no liabilities of Company or any Company shareholder in connection with the Merger.

     22. The terms of the Merger Agreement are the product of arm's-length negotiations.

     23. None of the compensation received by any shareholder-employees of Company will be separate consideration for, or allocable to, any of their shares of Company stock; none of the shares of Buyer stock received by any shareholder-employees of Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     24. There are no other agreements, arrangements or understandings among any of Buyer, Transitory Subsidiary, LLC, Company and/or any of the subsidiaries, affiliates or stockholders of LLC or Company other than those described or referenced in the Merger Agreement.

     25. The individual executing this letter is authorized to make all of the representations set forth herein on behalf of Buyer and Transitory Subsidiary.

     26. The individual executing this letter on behalf of Buyer and Transitory Subsidiary has personal knowledge of the Merger and the factual information set forth in this letter.

     The undersigned have read the drafts of your opinion letters attached to this letter and recognize that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Merger Agreement and documents

Hale and Dorr LLP
Fenwick & West, LLP
December 3, 1999
Page 7


related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects at all relevant times. If, prior to the Effective Time, any of the representations set forth herein cease to be accurate in any material respect, the undersigned agree to deliver to you immediately a written notice to that effect. The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                   Very truly yours,

                                   CMGI, Inc.,
                                   a Delaware corporation


                                   By: /s/ Andrew J. Hajducky III
                                      --------------------------------
                                   Title: Chief Financial Officer
                                         -----------------------------


                                   Artichoke Corp.,
                                   a Delaware corporation


                                   By: /s/ Andrew J. Hajducky III
                                      ---------------------------------
                                   Title: Vice President and Treasurer
                                         ------------------------------

                                                                       Exhibit B

                                 AdForce, Inc.
                           10590 North Tantau Avenue
                              Cupertino, CA 95014



                              December 3, 1999



Hale and Dorr LLP
60 State Street
Boston, Massachusetts  02109

Fenwick & West, LLP
Two Palo Alto Square
Palo Alto, CA 94306

     Re: Merger Pursuant to Agreement and Plan of Merger by and Among CMGI, Inc., Artichoke Corp. and Adforce, Inc.
          ---------------------------------------------

Ladies and Gentlemen:

     This letter is furnished to you in connection with your rendering of opinions regarding certain federal income tax consequences of the merger pursuant to the Agreement and Plan of Merger dated as of September 20, 1999 (the "Merger Agreement"), by and among CMGI, Inc., a Delaware corporation ("Buyer"), Artichoke Corp., a Delaware corporation and wholly owned subsidiary of Buyer ("Transitory Subsidiary"), and AdForce, Inc., a Delaware corporation ("Company"). Pursuant to the Merger Agreement, Transitory Subsidiary will merge with and into Company (the "Merger"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement and the exhibits thereto. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended.

     After consulting with its legal counsel, financial auditors and accountants regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and, to the best of its knowledge and belief, will continue to be true as of the Effective Time, and thereafter as relevant:

Hale and Dorr LLP
Fenwick & West, LLP
December 3, 1999
Page 2


     1. Pursuant to the Merger, Transitory Subsidiary will merge with and into Company, and Company will acquire substantially all of the assets and liabilities of Transitory Subsidiary. It is further contemplated by the parties to the Merger that, as part of one overall plan with the Merger, Company will thereafter merge with and into a limited liability company ("LLC") that is wholly owned by Buyer and is disregarded as an entity separate from Buyer for federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(b)(1)(ii) (the "Liquidation"). Specifically, the assets transferred to Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Transitory Subsidiary immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger will continue to be held by Company immediately after the Merger, and will continue to be held by LLC after consummation of the Liquidation. For purposes of this representation, the following assets will be treated as assets held by Company or Transitory Subsidiary, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by Company or Transitory Subsidiary (other than assets transferred from Transitory Subsidiary to Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the closing date for consummation of the Liquidation and beginning with the commencement of negotiations (whether formal or informal) with Buyer regarding the Merger (the "Pre-Merger Period"));
(ii) assets used by Company or Transitory Subsidiary to pay shareholders receiving cash in lieu of fractional shares of Buyer stock, or to pay other expenses or liabilities incurred in connection with the Merger; and (iii) assets used to make distribution, redemption, or other payments in respect of Company stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

     2. Other than in the ordinary course of business or pursuant to its obligations under the Merger Agreement, Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger (or any other corporate acquisition) or during the Pre-Merger Period.

Hale and Dorr LLP
Fenwick & West, LLP
December 3, 1999
Page 3


     3. The Merger will be undertaken by Company for valid business purposes and not for the purpose of tax avoidance.

     4. At the Effective Time, there will not be outstanding any equity interests in Company other than those disclosed in Section 3.2 of the Merger Agreement, or any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company or any other equity interest in Company that, if exercised or converted, would affect Buyer's acquisition or retention of Control of Company. As used in this letter, "Control" shall consist of direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

     5. The total fair market value of all consideration other than Buyer stock received by Company shareholders in the Merger (including, without limitation, cash paid to Company shareholders in lieu of fractional shares of Buyer stock) will be less than twenty percent (20%) of the aggregate fair market value of the Company stock outstanding immediately prior to the Merger.

     6. Except pursuant to the Liquidation, Company has no plan or intention to sell, distribute, or otherwise dispose of any of its assets or of any of the assets acquired from Transitory Subsidiary in the Merger, except for dispositions made in the ordinary course of business or transfers of assets described in Section 368(a)(2)(C) and Treasury Regulation Section 1.368-2(k).

     7. Company has no obligation, understanding, plan or intention to issue additional shares of its stock, or to take any other action, except the Liquidation, that would result in Buyer losing Control of Company.

     8. Company has no knowledge of any plan or intention on the part of Buyer, or any person related to Buyer within the meaning of Treasury Regulation
Section 1.368-1(e)(3), (e)(4), or (e)(5), to purchase, redeem, or otherwise reacquire, directly or indirectly, any of the Buyer stock issued pursuant to the Merger.

Hale and Dorr LLP
Fenwick & West, LLP
December 3, 1999
Page 4


     9.   To the best of Company's knowledge and belief, during the past five
(5) years, and at present, none of the outstanding shares of Company stock, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Buyer, Transitory Subsidiary, LLC, or their affiliates.

     10. To the best of Company's knowledge and belief, in the Merger, Transitory Subsidiary will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities. To the best of Company's knowledge and belief, at the Effective Time, Transitory Subsidiary's liabilities will not exceed the tax basis of its assets.

     11. To the best of Company's knowledge and belief, following the Merger and the Liquidation, Buyer will continue Company's historic business or use a significant portion of Company's historic business assets in a business. For this purpose, Buyer shall be treated as conducting the business and holding the assets of related entities, as described in Treasury Regulation Section 1.368-1(d)(4).

     12. The liabilities of Company and the liabilities to which its assets are subject were incurred by Company in the ordinary course of its business.

     13. At the Effective Time, the fair market value of the assets of Company will equal or exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

     14. Company is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv).

     15. Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

     16. To the best of Company's knowledge and belief, no Company shareholder is acting as agent for Buyer in connection with the Merger, Liquidation, or approval thereof, and Buyer will not reimburse any Company shareholder for Company stock such shareholder may have purchased or for other obligations such shareholder may have incurred.
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December 3, 1999
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     17.  Neither Company nor any person related to Company within the meaning of Treasury Regulation Section 1.368-1(e)(3), (e)(4), or (e)(5), acquired, directly or indirectly, any stock of Company pursuant to Sales (as defined below) or has made any extraordinary distributions with respect to Company as described in Treasury Regulation Section 1.368-1T(e)(1)(ii)(A) during the Pre-Merger Period. As used herein, "Sales" means any sales, exchanges, transfers, pledges, dispositions, or any other transactions that result in a direct or indirect transfer of the risk of ownership.

     18. Except with respect to payments of cash to Company shareholders in lieu of fractional shares of Buyer stock, one hundred percent (100%) of the Company stock outstanding immediately prior to the Merger will be exchanged solely for voting stock of Buyer. Thus, except as set forth in the preceding sentence, Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Company stock other than Buyer stock. To the best of the Company's knowledge and belief, any payments to stockholders or to affiliates of Company by Buyer or Transitory Subsidiary will represent fair consideration for the property and/or services acquired thereby and will not constitute the direct or indirect purchase of assets held, or previously held, by Company.

     19. The fair market value of the Buyer stock received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefor, and the aggregate consideration received by Company shareholders in exchange for their Company stock will be approximately equal to the fair market value of all of the outstanding shares of Company stock immediately prior to the Merger.

     20. Under Section 2.2(e) of the Merger Agreement, in lieu of any fractional shares of Buyer stock that would otherwise be issued, each Company shareholder shall receive cash. The payment of cash in lieu of fractional shares of Buyer stock will be made solely for the purpose of avoiding the expense and inconvenience to Buyer of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company shareholders in lieu of issuing fractional shares of Buyer stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Company shareholders in exchange for their shares of Company stock. The fractional-share interests of each holder of Company stock will be aggregated, and no holder of
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Company stock will receive cash in an amount equal to or greater than the value of one full share of Buyer stock.

     21. No shares of Transitory Subsidiary or LLC have been or will be used as consideration or issued to Company shareholders pursuant to the Merger.

     22. Except as otherwise set forth in the Merger Agreement, and in accordance with the guidelines set forth in Revenue Ruling 73-54, 1973-1 C.B. 187, Buyer, Transitory Subsidiary, Company, and the Company shareholders will each pay separately its or their own expenses, if any, relating to the Merger.

     23. There is no intercorporate indebtedness existing between Buyer and Company, between LLC and Company, or between Transitory Subsidiary and Company that was issued, acquired, or will be settled at a discount, and, other than in the Liquidation, Buyer will assume no liabilities of Company or any Company shareholder in connection with the Merger.

     24. The terms of the Merger Agreement are the product of arm's-length negotiations.

     25. None of the compensation received by any shareholder-employees of Company will be separate consideration for, or allocable to, any of their shares of Company stock; none of the shares of Buyer stock received by any shareholder-employees of Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     26. Other than shares of Company stock or options to acquire Company stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of Company in the ordinary course of business, if any, no issuances of Company stock or rights to acquire Company stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants, or agreements outstanding prior to the Pre-Merger Period.
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Fenwick & West, LLP
December 3, 1999
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     27.  There are no other agreements, arrangements or understandings among any of Buyer, Transitory Subsidiary, LLC, Company and/or any of the subsidiaries, affiliates or stockholders of LLC or Company other than those described or referenced in the Merger Agreement.

     28. The individual executing this letter is authorized to make all of the representations set forth herein on behalf of Company.

     29. The individual executing this letter on behalf of Company has personal knowledge of the Merger and the factual information set forth in this letter.

     Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of Company pursuant to Buyer's exercise of control over Company after the Merger.

     The undersigned has read the drafts of your opinion letters attached to this letter and recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Merger Agreement and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects at all relevant times. If, prior to the Effective Time, any of the representations set forth herein cease to be accurate in any material respect, the undersigned agrees to deliver to you immediately a written notice to that effect. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                   Very truly yours,

                                   AdForce, Inc.,
                                   a Delaware corporation


                                   By: /s/ John A. Tanner
                                      --------------------------------
                                   Title: Executive Vice President
                                          & Chief Financial Officer
                                         -----------------------------